SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

              Pursuant to Section 13(a) or 15(d) of the Securities
                              Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 20, 1995

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                      0-10971                 52-1508198
          --------                      -------                 ----------
(State or other jurisdiction      (Commission File Number)   (IRS Employer
       of  incorporation)                                    Identification No.)


1627 K Street, Washington, DC                                        20006
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (202-466-4090)













Page 1 of 8 total pages                        Exhibit Index appears on page 5





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Item 5. Other Events
        ------------

     Abigail Adams National Bancorp, Inc. (the "Company") has been advised that on April 21, 1995, Citibank, N.A. ("Citibank") and Marshall T. Reynolds ("Reynolds") entered into a Stock Purchase Agreement, pursuant to which Citibank has agreed to sell to Reynolds, and certain permitted assignees of Reynolds, 203,038 shares of the Company's common stock, par value $10.00 per share ("Common Stock"), representing approximately 71% of the shares of Common Stock outstanding. The shares currently are held by Citibank under a pledge agreement as collateral for a bank loan made by Citibank to certain third parties. The completion of the sale of the shares is contingent upon, among other requirements, the approval of the acquisition by the appropriate bank regulatory authorities.

     In anticipation of the entry by Citibank and Reynolds into the Stock Purchase Agreement, the Company and Reynolds entered into an agreement, dated as of April 20, 1995 (the "Agreement"), pursuant to which Reynolds has agreed that, if the purchase of the shares of Common Stock from Citibank is completed, he will within 20 business days thereafter commence a tender offer to purchase, at a purchase price of $21.00 per share, any or all of the outstanding shares of Common Stock not purchased from Citibank (the "Tender Offer"). A copy of the Agreement is attached as Exhibit 5 to a Form 8-A/A (Amendment No. 1) filed by the Company with the Securities and Exchange Commission on the date hereof and is hereby incorporated herein by reference.

     The Board of Directors of the Company has received from Baxter Fentriss and Company an opinion that an offer of $21.00 per share of Common Stock is fair, from a financial point of view, to the stockholders of the Company. On the basis of this opinion and its own evaluation of the circumstances of the prospective acquisition by Reynolds and his permitted assignees of a majority interest in the Company, the Board of Directors has determined that the Tender Offer will provide adequate protection for, and will serve to maximize the value of the Company for the benefit of, the remaining stockholders. Accordingly, on April 20, 1995, the day preceding the entry by Citibank and Reynolds into the Stock Purchase Agreement, the Company and The First National Bank of Maryland, as Rights Agent, entered into a First Amendment to Rights Agreement, amending the Rights Agreement, dated as of April 12, 1994, to exclude the execution, delivery or performance of the Stock Purchase Agreement or the announcement, initiation, conduct or completion of the Tender Offer as events that would cause the Company's outstanding Common Stock Purchase Rights to become exercisable, thereby removing the Rights Agreement as an impediment to the transactions contemplated by the Stock Purchase Agreement and to the Tender Offer. A copy of the Company's press release, dated April 21, 1995, is attached hereto as Exhibit 2 and is hereby incorporated by reference.





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 Item 7. Financial Statements and Exhibits
         ---------------------------------


Exhibit No. Description
----------  ------------

1. Agreement, dated as of April 20, 1995, between Abigail Adams National Bancorp, Inc. and Marshall T. Reynolds (incorporated by reference to
     Exhibit 5 to the Form 8-A/A (Amendment No. 1) of Abigail Adams National Bancorp, Inc., filed April 21, 1995).

2.   Press  Release of Abigail Adams  National  Bancorp,  Inc.,  dated April 21,
     1995.



























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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        ABIGAIL ADAMS NATIONAL BANCORP, INC.



Date: April 21, 1995                    By: /s/ Barbara Davis Blum
                                            ----------------------
                                             Barbara Davis Blum
                                             Chairwoman, President and
                                             Chief Executive Officer

























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                                  EXHIBIT INDEX
                                                                   Page at Which
                                                                 Exhibit Appears
                                                                 in Sequentially
Exhibit No.     Description                                    Numbered Copy
-----------     -----------                                    -------------


    2        Press Release of Abigail Adams National Bancorp,
             Inc., dated April 21, 1995                             6









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